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                                                                    Exhibit 99.3

    Written Statement of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, the Chairman and Chief Executive Officer and the Senior Vice President--Chief Financial Officer of ITC/\DeltaCom, Inc., hereby certifies that, on the date hereof:

1. The quarterly report on Form 10-Q of ITC/\DeltaCom, Inc. for the three months ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ITC/\DeltaCom, Inc.

Date: October 24, 2002           /s/ Larry F. Williams
                                  -------------------------------------
                                  Larry F. Williams
                                  Chairman and Chief Executive Officer

Date: October 24, 2002           /s/ Douglas A. Shumate
                                  --------------------------------------
                                  Douglas A. Shumate
                                  Senior Vice President--Chief Financial Officer